-more- August 8, 2022 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Brad Borror 918-588-7582 ONEOK Announces 21% Increase in Second Quarter 2022 Net Income Affirms 2022 Financial Guidance TULSA, Okla. - Aug. 8, 2022 - ONEOK, Inc. (NYSE: OKE) today announced second quarter 2022 results and affirmed full-year 2022 financial guidance. Second Quarter 2022 Results, Compared With Second Quarter 2021: • 21% increase in net income to $414.4 million, resulting in 92 cents per diluted share. • 11% increase in adjusted EBITDA to $886.0 million. • 10% increase in Rocky Mountain region NGL raw feed throughput volumes. • 10% increase in Gulf Coast/Permian region NGL raw feed throughput volumes. • 22% increase in natural gas pipelines segment adjusted EBITDA. • 3.8 times annualized run-rate net debt-to-EBITDA ratio. “ONEOK’s second quarter earnings included strong adjusted EBITDA results despite unseasonable weather in the Rocky Mountain region during the quarter,” said Pierce H. Norton II, ONEOK president and chief executive officer. “Expected strong natural gas and NGL volumes, commodity prices and demand for natural gas transportation and storage services through the remainder of the year support our 2022 financial guidance.” Exhibit 99.1

ONEOK Announces 21% Increase in Second Quarter 2022 Net Income

Aug. 8, 2022

Page 2

SECOND QUARTER 2022 FINANCIAL HIGHLIGHTS

	Three Months Ended June 30,		Six Months Ended June 30,	
	2022	2021	2022	2021
	(Millions of dollars, except per share amounts)			
Net income	$ 414.4	$ 342.1	$ 805.5	$ 728.3
Diluted earnings per common share	$ 0.92	$ 0.77	$ 1.80	$ 1.63
Adjusted EBITDA (a)	$ 886.0	$ 801.5	$ 1,749.9	$ 1,667.9
Operating income	$ 689.0	$ 611.5	$ 1,351.4	$ 1,276.2
Operating costs	$ 277.3	$ 254.3	$ 541.4	$ 505.9
Depreciation and amortization	$ 157.8	$ 156.9	$ 311.6	$ 314.0
Equity in net earnings from investments	$ 35.6	$ 25.7	$ 72.0	$ 59.0
Maintenance capital	$ 54.1	$ 47.6	$ 94.3	$ 71.3
Capital expenditures (includes maintenance)	$ 302.3	$ 147.4	$ 559.3	$ 324.1

(a) Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) is a non-GAAP measure. Reconciliation to the relevant GAAP measure is included in this news release.

SECOND QUARTER 2022 FINANCIAL PERFORMANCE

ONEOK's second quarter 2022 net income and adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) increased 21% and 11%, respectively, compared with the second quarter 2021. Results benefited from higher average fee rates and increased volumes in the natural gas liquids segment, higher realized commodity prices in the natural gas gathering and processing segment and increased storage services in the natural gas pipelines segment. Net income for the period also benefited from lower interest expense primarily related to lower debt balances and increased capitalized interest.

Second quarter results were impacted by severe weather in the Rocky Mountain region in April 2022, resulting in power outages impacting natural gas and natural gas liquids (NGL) volumes from the region. By the end of May 2022, volumes approached pre-outage levels.

HIGHLIGHTS:

- Second quarter 2022 net income of $414.4 million, a 21% increase compared with the second quarter 2021.
- Second quarter 2022 adjusted EBITDA of $886.0 million, an 11% increase compared with the second quarter 2021.
- In July 2022, ONEOK declared a quarterly dividend of 93.5 cents per share, or $3.74 per share on an annualized basis.
- In July 2022, ONEOK redeemed the remaining $895.8 million of 3.375% senior notes due October 2022.

-more-

ONEOK Announces 21% Increase in Second Quarter 2022 Net Income Aug. 8, 2022 Page 3 -more- • In June 2022, ONEOK amended and restated its $2.5 billion credit agreement, extending the maturity to June 2027. • As of June 30, 2022, ONEOK’s annualized run-rate net debt-to-EBITDA ratio was 3.8 times. • ONEOK’s annual Corporate Sustainability Report was released in August 2022. • In May, a 25,000 barrel per day (bpd) expansion on a portion of ONEOK’s West Texas NGL pipeline was completed. • Natural gas storage capacity expansions: ◦ Completed a 1.1 billion cubic feet (Bcf) expansion of Texas storage facilities in April 2022. ◦ Currently expanding Oklahoma storage capabilities by 4 Bcf, expected to be complete in the second quarter 2023. • Construction of the 200 million cubic feet per day (MMcf/d) Demicks Lake III natural gas processing plant in the Williston Basin is expected to be complete in the first quarter 2023. • Construction of the 125,000 bpd MB-5 fractionator in Mont Belvieu, Texas, is expected to be complete early in the second quarter 2023. BUSINESS SEGMENT RESULTS: Natural Gas Liquids Segment Three Months Ended Six Months Ended June 30, June 30, Natural Gas Liquids Segment 2022 2021 2022 2021 (Millions of dollars) Adjusted EBITDA $ 517.4 $ 480.3 $ 1,045.0 $ 915.9 Capital expenditures $ 150.2 $ 60.0 $ 275.7 $ 172.0 The increase in second quarter 2022 adjusted EBITDA, compared with the second quarter 2021, primarily reflects: • A $37.7 million increase in exchange services due primarily to: ◦ $60.8 million in higher average fee rates, ◦ $16.1 million in higher volumes primarily in the Rocky Mountain region and Permian Basin, ◦ $10.7 million related to wider commodity price differentials, and ◦ $7.9 million related to higher earnings on unfractionated NGLs previously held in inventory, offset by ◦ $51.9 million in higher transportation and fractionation costs due primarily to higher fuel and power costs, and ◦ $12.3 million related to the recognition of proceeds previously considered a gain contingency in the second quarter 2021; and

ONEOK Announces 21% Increase in Second Quarter 2022 Net Income Aug. 8, 2022 Page 4 -more- • A $10.1 million increase in optimization and marketing due primarily to wider location and commodity price differentials; offset by • An $18.3 million increase in operating costs due primarily to higher outside services expenses and higher property taxes associated with ONEOK’s completed capital-growth projects. The increase in adjusted EBITDA for the six-month 2022 period, compared with the same period last year, primarily reflects: • A $96.0 million increase in exchange services (excluding the impact of Winter Storm Uri discussed below) due primarily to: ◦ $97.2 million in higher average fee rates, ◦ $43.0 million in higher volumes primarily in the Rocky Mountain region and Permian Basin, and ◦ $37.5 million related to wider commodity price differentials and related volumes, offset by ◦ $78.3 million in higher transportation and fractionation costs due primarily to higher fuel and power costs, and ◦ $12.3 million related to the recognition of proceeds previously considered a gain contingency in the second quarter 2021; • A $46.2 million increase in exchange services due to the unfavorable impact of Winter Storm Uri in the first quarter 2021; and • A $5.8 million increase in optimization and marketing due primarily to wider location and commodity price differentials, offset partially by favorable nonrecurring activities in the first quarter 2021 during Winter Storm Uri; offset by • A $22.7 million increase in operating costs due primarily to increased property taxes associated with ONEOK’s completed capital-growth projects and higher outside services expenses. Medford Facility Incident Update ONEOK’s 210,000 barrel per day (bpd) Medford, Oklahoma, NGL fractionation facility remains out of service following a fire on July 9, 2022. All personnel are safe and accounted for. ONEOK continues efforts to determine the cause of the event and expects the facility to remain out of service for an extended period of time. As a result of insurance coverage, ONEOK does not currently anticipate that the Medford incident will have a material effect on the company’s financial condition, results of operations or cash flows. However, the timing of insurance proceeds may impact financial results in a given quarter or year.

ONEOK Announces 21% Increase in Second Quarter 2022 Net Income Aug. 8, 2022 Page 5 -more- Subject to the terms and conditions of the policies and any applicable sub-limits, ONEOK has property damage and business interruption insurance coverage with a combined per occurrence limit of $2 billion. The property damage deductible is $5 million per occurrence, and the business interruption coverage includes a 45-day waiting period per occurrence. The company’s integrated NGL pipeline, fractionation and storage assets between the Mid-Continent and Gulf Coast, and fractionation and storage arrangements with industry peers, have allowed ONEOK to provide midstream services while the facility is out of service. Natural Gas Gathering and Processing Segment Three Months Ended Six Months Ended June 30, June 30, Natural Gas Gathering and Processing Segment 2022 2021 2022 2021 (Millions of dollars) Adjusted EBITDA $ 252.2 $ 229.3 $ 466.9 $ 434.0 Capital expenditures $ 123.4 $ 56.9 $ 216.7 $ 96.5 Second quarter 2022 adjusted EBITDA increased, compared with the second quarter 2021, which primarily reflects: • A $32.8 million increase due primarily to higher realized commodity prices, net of hedging; and • A $5.3 million increase due to a contract settlement in 2022; offset by • A $13.3 million increase in operating costs due primarily to higher materials and supplies expense due primarily to the growth of ONEOK’s operations, and higher outside services expenses; and • A $4.1 million decrease from lower volumes due primarily to the impact of severe weather in the Rocky Mountain region in the second quarter 2022. The increase in adjusted EBITDA for the six-month 2022 period, compared with the same period last year, primarily reflects: • A $26.4 million increase due primarily to higher realized NGL prices, net of hedging; and • A $20.9 million increase from higher volumes due primarily to increased producer activity in the Rocky Mountain region, offset partially by volume declines in the Mid- Continent region and the impact of severe weather in the Rocky Mountain region in the second quarter 2022; and • A $5.3 million increase due to a contract settlement in the second quarter 2022; offset by • A $21.2 million increase in operating costs due primarily to higher materials and supplies expense due primarily to the growth of ONEOK’s operations, and higher outside services expenses.

ONEOK Announces 21% Increase in Second Quarter 2022 Net Income Aug. 8, 2022 Page 6 -more- Natural Gas Pipelines Segment Three Months Ended Six Months Ended June 30, June 30, Natural Gas Pipelines Segment 2022 2021 2022 2021 (Millions of dollars) Adjusted EBITDA $ 116.0 $ 94.7 $ 239.5 $ 320.9 Capital expenditures $ 19.1 $ 27.8 $ 42.5 $ 49.0 The increase in second quarter 2022 adjusted EBITDA, compared with the second quarter 2021, primarily reflects: • A $12.5 million increase in storage services due primarily to higher storage rates; • A $6.7 million increase due primarily to higher pricing on transportation and compression services; and • A $5.4 million increase from higher equity in net earnings from investments due primarily to increased volumes on Northern Border Pipeline. The decrease in adjusted EBITDA for the six-month 2022 period, compared with the same period last year, primarily reflects: • A $129.4 million decrease due to increased sales of natural gas previously held in inventory, interruptible transportation revenue and park and loan activity related to Winter Storm Uri in the first quarter 2021; offset by • A $17.6 million increase in storage services due primarily to higher storage rates; • A $13.9 million increase due primarily to higher pricing on transportation and compression services, and higher average prices on sales of natural gas previously held in inventory, excluding the impact of Winter Storm Uri in the first quarter 2021 noted above; • A $10.6 million increase in transportation services due primarily to higher interruptible revenue, excluding the impact of Winter Storm Uri in the first quarter 2021 noted above, and higher firm transportation rates; and • A $6.7 million increase from higher equity in net earnings from investments due primarily to increased volumes on Northern Border Pipeline and higher firm transportation rates on Roadrunner Gas Transmission.

ONEOK Announces 21% Increase in Second Quarter 2022 Net Income Aug. 8, 2022 Page 7 -more- EARNINGS CONFERENCE CALL AND WEBCAST: ONEOK executive management will conduct a conference call at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time) on Aug. 9, 2022. The call also will be carried live on ONEOK’s website. To participate in the telephone conference call, dial 800-289-0720, pass code 5147412, or log on to www.oneok.com. If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, for 90 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 5147412. LINK TO EARNINGS TABLES AND PRESENTATION: https://ir.oneok.com/financial-information/financial-reports/2022 NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURES: ONEOK has disclosed in this news release adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), which is a non-GAAP financial metric, used to measure the company’s financial performance. Adjusted EBITDA is defined as net income adjusted for interest expense, depreciation and amortization, noncash impairment charges, income taxes, noncash compensation expense, allowance for equity funds used during construction (equity AFUDC), and other noncash items. Adjusted EBITDA is useful to investors because it, and similar measures, is used by many companies in the industry as a measure of financial performance and is commonly employed by financial analysts and others to evaluate ONEOK’s financial performance and to compare the company’s financial performance with the performance of other companies within the industry. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or any other measure of financial performance presented in accordance with GAAP. This non-GAAP financial measure excludes some, but not all, items that affect net income. Additionally, this calculation may not be comparable with similarly titled measures of other companies. A reconciliation of net income to adjusted EBITDA is included in the tables. ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Rocky Mountain, Mid-Continent and Permian regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets.

ONEOK Announces 21% Increase in Second Quarter 2022 Net Income Aug. 8, 2022 Page 8 -more- ONEOK is a FORTUNE 500 company and is included in S&P 500. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Instagram, Facebook and Twitter. This news release contains certain "forward-looking statements" within the meaning of federal securities laws. Words such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “target,” “guidance,” “intends,” “may,” “might,” “outlook,” “plans,” “potential,” “projects,” “scheduled,” “should,” “will,” “would,” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect our current views about future events. Such forward-looking statements include, but are not limited to, statements about the benefits of the transaction involving us, including future financial and operating results, our plans, objectives, expectations and intentions, and other statements that are not historical facts, including future results of operations, projected cash flow and liquidity, business strategy, expected synergies or cost savings, and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this news release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties, many of which are beyond our control, and are not guarantees of future results. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. These risks and uncertainties include, without limitation, the following: • the length, severity and reemergence of a pandemic or other health crisis, such as the COVID-19 pandemic and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address it, which may (as with COVID-19) precipitate or exacerbate one or more of the factors herein, reduce the demand for natural gas, NGLs and crude oil and significantly disrupt or prevent us and our customers and counterparties from operating in the ordinary course for an extended period and increase the cost of operating our business; • operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruption; • the impact on drilling and production by factors beyond our control, including the demand for natural gas and crude oil; producers’ desire and ability to drill and obtain necessary permits; regulatory compliance; reserve performance; and capacity constraints and/or shut downs on the pipelines that transport crude oil, natural gas and NGLs from producing areas and our facilities; • risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines that outpace new drilling, the shutting-in of production by producers, actions taken by federal, state or local governments to require producers to prorate or to cut their production levels as a way to address any excess market supply situations or extended periods of ethane rejection; • demand for our services and products in the proximity of our facilities; • economic climate and growth in the geographic areas in which we operate; • the risk of a slowdown in growth or decline in the United States or international economies, including liquidity risks in United States or foreign credit markets; • the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions throughout the world, including the current conflict in Ukraine and the surrounding region; • performance of contractual obligations by our customers, service providers, contractors and shippers; • the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, pipeline safety, environmental compliance, cybersecurity, climate change initiatives, emissions credits, carbon offsets, carbon pricing, production limits and authorized rates of recovery of natural gas and natural gas transportation costs; • changes in demand for the use of natural gas, NGLs and crude oil because of the development of new technologies or other market conditions caused by concerns about climate change;

ONEOK Announces 21% Increase in Second Quarter 2022 Net Income Aug. 8, 2022 Page 9 -more- • the impact of the transition to a lower-carbon economy, including the timing and extent of the transition, as well as the expected role of different energy sources, including natural gas, NGLs and crude oil, in such a transition; • the pace of technological advancements and industry innovation, including those focused on reducing GHG emissions and advancing other climate-related initiatives, and our ability to take advantage of those innovations and developments; • the effectiveness of our risk-management function, including mitigating cyber- and climate-related risks; • our ability to identify and execute opportunities, and the economic viability of those opportunities, including those relating to renewable natural gas, carbon capture, use and storage, other renewable energy sources such as solar and wind and alternative low carbon fuel sources such as hydrogen; • the ability of our existing assets and our ability to apply and continue to develop our expertise to support the growth of, and transition to, various renewable and alternative energy opportunities, including through the positioning and optimization of our assets; • our ability to efficiently reduce our GHG emissions (both Scope 1 and 2 emissions), including through the use of lower carbon power alternatives, management practices and system optimizations; • the necessity to focus on maintaining and enhancing our existing assets while reducing our Scope 1 and 2 GHG emissions; • the effects of weather and other natural phenomena and the effects of climate change (including physical and transition-related effects) on our operations, demand for our services and energy prices; • acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers’, customers’ or shippers’ facilities; • the inability of insurance proceeds to cover all liabilities or expenses we may incur, or revenues lost, resulting from a loss; • the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks; • the timing and extent of changes in energy commodity prices, including changes due to production decisions by other countries, such as the failure of countries to abide by agreements to reduce production volumes; • competition from other United States and foreign energy suppliers and transporters, as well as alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels such as ethanol and biodiesel; • the ability to market pipeline capacity on favorable terms, including the effects of: – future demand for and prices of natural gas, NGLs and crude oil; – competitive conditions in the overall energy market; – availability of supplies of United States natural gas and crude oil; and – availability of additional storage capacity; • the efficiency of our plants in processing natural gas and extracting and fractionating NGLs; • the composition and quality of the natural gas and NGLs we gather and process in our plants and transport on our pipelines; • risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties; • our ability to control operating costs and make cost-saving changes; • the risks inherent in the use of information systems in our respective businesses and those of our counterparties and service providers, including cyber-attacks, which, according to experts, have increased in volume and sophistication since the beginning of the COVID-19 pandemic; implementation of new software and hardware; and the impact on the timeliness of information for financial reporting; • the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline and other projects and required regulatory clearances; • the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and Federal Energy Regulatory Commission (FERC)-regulated rates; • the results of governmental actions, administrative proceedings and litigation, regulatory actions, executive orders, rule changes and receipt of expected clearances involving any local, state or federal regulatory body, including the FERC, the National Transportation Safety Board, Homeland Security, the Pipeline and Hazardous Materials Safety Administration (PHMSA), the U.S. Environmental Protection Agency (EPA) and the U.S. Commodity Futures Trading Commission (CFTC); • the mechanical integrity of facilities and pipelines operated;

ONEOK Announces 21% Increase in Second Quarter 2022 Net Income Aug. 8, 2022 Page 10 -more- • the capital-intensive nature of our businesses; • the impact of unforeseen changes in interest rates, debt and equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension and postretirement expense and funding resulting from changes in equity and bond market returns; • actions by rating agencies concerning our credit; • our indebtedness and guarantee obligations could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantages compared with our competitors that have less debt or have other adverse consequences; • our ability to access capital at competitive rates or on terms acceptable to us; • our ability to acquire all necessary permits, consents or other approvals in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct gathering, processing, storage, fractionation and transportation facilities without labor or contractor problems; • our ability to control construction costs and completion schedules of our pipelines and other projects; • difficulties or delays experienced by trucks, railroads or pipelines in delivering products to or from our terminals or pipelines; • the uncertainty of estimates, including accruals and costs of environmental remediation; • the impact of uncontracted capacity in our assets being greater or less than expected; • the impact of potential impairment charges; • the profitability of assets or businesses acquired or constructed by us; • the risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions; • the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant; • the impact and outcome of pending and future litigation; • the impact of recently issued and future accounting updates and other changes in accounting policies; and • the risk factors listed in the reports we have filed, which are incorporated by reference, and may file with the SEC. These reports are also available from the sources described below. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. ONEOK undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or changes in circumstances, expectations or otherwise. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the most recent reports on Form 10-K and Form 10-Q and other documents of ONEOK on file with the SEC. ONEOK's SEC filings are available publicly on the SEC's website at www.sec.gov. ###

ONEOK Announces 21% Increase in Second Quarter 2022 Net Income Aug. 8, 2022 Page 11 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF INCOME Three Months Ended Six Months Ended June 30, June 30, (Unaudited) 2022 2021 2022 2021 (Thousands of dollars, except per share amounts) Revenues Commodity sales $ 5,650,803 $ 3,074,773 $ 10,756,014 $ 5,910,882 Services 345,918 314,191 685,316 672,761 Total revenues 5,996,721 3,388,964 11,441,330 6,583,643 Cost of sales and fuel (exclusive of items shown separately below) 4,877,999 2,366,979 9,243,947 4,488,489 Operations and maintenance 230,687 212,319 445,093 419,477 Depreciation and amortization 157,757 156,921 311,615 314,041 General taxes 46,777 41,940 96,288 86,379 Other operating (income) expense, net (5,449) (707) (7,019) (976) Operating income 688,950 611,512 1,351,406 1,276,233 Equity in net earnings from investments 35,630 25,720 71,970 59,040 Allowance for equity funds used during construction 594 426 965 1,238 Other income (expense), net (9,324) (493) (22,846) (5,515) Interest expense (net of capitalized interest of $13,519, $5,443, $25,239 and $10,538, respectively) (170,751) (184,957) (342,805) (370,480) Income before income taxes 545,099 452,208 1,058,690 960,516 Income taxes (130,721) (110,069) (253,141) (232,201) Net income 414,378 342,139 805,549 728,315 Less: Preferred stock dividends 275 275 550 550 Net income available to common shareholders $ 414,103 $ 341,864 $ 804,999 $ 727,765 Basic earnings per common share $ 0.93 $ 0.77 $ 1.80 $ 1.63 Diluted earnings per common share $ 0.92 $ 0.77 $ 1.80 $ 1.63 Average shares (thousands) Basic 447,451 446,337 447,288 446,116 Diluted 448,182 446,903 448,293 446,894

ONEOK Announces 21% Increase in Second Quarter 2022 Net Income Aug. 8, 2022 Page 12 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS June 30, December 31, (Unaudited) 2022 2021 Assets (Thousands of dollars) Current assets Cash and cash equivalents $ 135,774 $ 146,391 Accounts receivable, net 1,778,687 1,441,786 Materials and supplies 154,024 153,019 NGLs and natural gas in storage 619,880 427,880 Commodity imbalances 49,251 39,609 Other current assets 288,883 165,689 Total current assets 3,026,499 2,374,374 Property, plant and equipment Property, plant and equipment 24,394,512 23,820,539 Accumulated depreciation and amortization 4,793,293 4,500,665 Net property, plant and equipment 19,601,219 19,319,874 Investments and other assets Investments in unconsolidated affiliates 801,315 797,613 Goodwill and net intangible assets 758,081 763,295 Other assets 339,690 366,457 Total investments and other assets 1,899,086 1,927,365 Total assets $ 24,526,804 $ 23,621,613

ONEOK Announces 21% Increase in Second Quarter 2022 Net Income Aug. 8, 2022 Page 13 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS (Continued) June 30, December 31, (Unaudited) 2022 2021 Liabilities and equity (Thousands of dollars) Current liabilities Current maturities of long-term debt $ 895,814 $ 895,814 Accounts payable 1,923,761 1,332,391 Commodity imbalances 345,806 309,054 Accrued interest 235,068 235,602 Operating lease liability 12,305 13,783 Other current liabilities 242,079 397,975 Total current liabilities 3,654,833 3,184,619 Long-term debt, excluding current maturities 12,872,692 12,747,636 Deferred credits and other liabilities Deferred income taxes 1,425,818 1,166,690 Operating lease liability 71,212 75,636 Other deferred credits 387,620 431,869 Total deferred credits and other liabilities 1,884,650 1,674,195 Commitments and contingencies Equity ONEOK shareholders’ equity: Preferred stock, $0.01 par value: authorized and issued 20,000 shares at June 30, 2022, and at December 31, 2021 — — Common stock, $0.01 par value: authorized 1,200,000,000 shares; issued 474,916,234 shares and outstanding 446,856,499 shares at June 30, 2022; issued 474,916,234 shares and outstanding 446,138,177 shares at December 31, 2021 4,749 4,749 Paid-in capital 7,190,457 7,213,861 Accumulated other comprehensive loss (366,755) (471,351) Retained earnings — — Treasury stock, at cost: 28,059,735 shares at June 30, 2022, and 28,778,057 shares at December 31, 2021 (713,822) (732,096) Total equity 6,114,629 6,015,163 Total liabilities and equity $ 24,526,804 $ 23,621,613

ONEOK Announces 21% Increase in Second Quarter 2022 Net Income Aug. 8, 2022 Page 14 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Six Months Ended June 30, (Unaudited) 2022 2021 (Thousands of dollars) Operating activities Net income $ 805,549 $ 728,315 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 311,615 314,041 Equity in net earnings from investments (71,970) (59,040) Distributions received from unconsolidated affiliates 71,488 58,486 Deferred income taxes 227,897 226,963 Other, net 44,584 39,837 Changes in assets and liabilities: Accounts receivable (339,729) (268,541) NGLs and natural gas in storage, net of commodity imbalances (164,890) (171,654) Accounts payable 568,705 363,694 Risk-management assets and liabilities (130,873) (158,927) Other assets and liabilities, net (72,792) 4,809 Cash provided by operating activities 1,249,584 1,077,983 Investing activities Capital expenditures (less allowance for equity funds used during construction) (559,310) (324,122) Distributions received from unconsolidated affiliates in excess of cumulative earnings 13,375 11,695 Other, net 3,148 (12,138) Cash used in investing activities (542,787) (324,565) Financing activities Dividends paid (835,309) (833,083) Issuance of long-term debt 120,000 — Repayment of long-term debt — (68,787) Other, net (2,105) (1,667) Cash used in financing activities (717,414) (903,537) Change in cash and cash equivalents (10,617) (150,119) Cash and cash equivalents at beginning of period 146,391 524,496 Cash and cash equivalents at end of period $ 135,774 $ 374,377

ONEOK Announces 21% Increase in Second Quarter 2022 Net Income

Aug. 8, 2022

Page 15

ONEOK, Inc. and Subsidiaries
INFORMATION AT A GLANCE

(Unaudited)	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
	(Millions of dollars, except as noted)			
Natural Gas Liquids				
Operating costs, excluding noncash compensation adjustments	$ 139.4	$ 121.1	$ 259.8	$ 237.1
Depreciation and amortization	$ 75.3	$ 74.2	$ 150.3	$ 148.7
Equity in net earnings from investments	$ 8.4	$ 5.1	$ 13.8	$ 8.7
Adjusted EBITDA	$ 517.4	$ 480.3	$ 1,045.0	$ 915.9
Raw feed throughput (MBbl/d) (a)	1,266	1,209	1,239	1,123
Average Conway-to-Mont Belvieu OPIS price differential - ethane in ethane/propane mix ($/gallon)	$ 0.06	$ —	$ 0.04	$ (0.01)
Capital expenditures	$ 150.2	$ 60.0	$ 275.7	$ 172.0

(a) - Represents physical raw feed volumes on which ONEOK charges a fee for transportation and/or fractionation services.

Natural Gas Gathering and Processing				
Operating costs, excluding noncash compensation adjustments	$ 95.3	$ 82.0	$ 183.9	$ 162.7
Depreciation and amortization	$ 65.1	$ 67.3	$ 127.9	$ 134.3
Equity in net earnings (loss) from investments	$ 1.6	$ 0.4	$ 3.2	$ 2.2
Adjusted EBITDA	$ 252.2	$ 229.3	$ 466.9	$ 434.0
Natural gas gathered (BBtu/d) (a)	2,726	2,732	2,731	2,661
Natural gas processed (BBtu/d) (a) (b)	2,506	2,481	2,511	2,431
Average fee rate ($/MMBtu) (a)	$ 1.05	$ 1.06	$ 1.04	$ 1.05
Capital expenditures	$ 123.4	$ 56.9	$ 216.7	$ 96.5

(a) - Includes volumes for consolidated entities only.

(b) - Includes volumes ONEOK processed at company-owned and third-party facilities.

Natural Gas Pipelines				
Operating costs, excluding noncash compensation adjustments	$ 40.3	$ 36.2	$ 79.2	$ 76.2
Depreciation and amortization	$ 16.2	$ 14.5	$ 31.3	$ 29.0
Equity in net earnings from investments	$ 25.6	$ 20.2	$ 54.9	$ 48.2
Adjusted EBITDA	$ 116.0	$ 94.7	$ 239.5	$ 320.9
Natural gas transportation capacity contracted (MDth/d) (a)	7,257	7,280	7,392	7,362
Transportation capacity contracted (a)	92 %	93 %	94 %	94 %
Capital expenditures	$ 19.1	$ 27.8	$ 42.5	$ 49.0

(a) - Includes volumes for consolidated entities only.

-more-

ONEOK Announces 21% Increase in Second Quarter 2022 Net Income Aug. 8, 2022 Page 16 -more- ONEOK, Inc. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Three Months Ended Six Months Ended June 30, June 30, (Unaudited) 2022 2021 2022 2021 (Thousands of dollars) Reconciliation of net income to adjusted EBITDA Net income $ 414,378 $ 342,139 $ 805,549 $ 728,315 Interest expense, net of capitalized interest 170,751 184,957 342,805 370,480 Depreciation and amortization 157,757 156,921 311,615 314,041 Income tax expense 130,721 110,069 253,141 232,201 Noncash compensation expense (a) 13,014 7,825 37,747 24,108 Equity AFUDC (594) (426) (965) (1,239) Adjusted EBITDA $ 886,027 $ 801,485 $ 1,749,892 $ 1,667,906 (a) Amounts include a loss of $6.3 million and benefit of $6.8 million for the three months ended June 30, 2022 and 2021, respectively, and include a loss of $15.1 million and benefit of $5.1 million for the six months ended June 30, 2022 and 2021, respectively, related to the mark-to-market of investments associated with certain benefit plan investments.